Exhibit 99.1

The Topps Company Raises 2021 Outlook and Announces Second Quarter 2021 Results

Raises Full Year 2021 Outlook

Net Sales Increased 77.7% to $212.2 Million

Net Income Increased 176.4% to $36.3 Million

Adjusted EBITDA* Increased 144.0% to $55.1 Million

New York, NY – August 18, 2021 – The Topps Company, Inc. (“Topps” or “the Company”), a global leader in sports and entertainment collectibles and confections, today announced financial results for the second quarter ended July 3, 2021.

Second Quarter 2021 Financial Highlights

Comparison of the Thirteen Weeks Ended July 3, 2021 to the Thirteen Weeks Ended July 4, 2020

•	Net sales increased by $92.8 million, or 77.7%, to $212.2 million

•	Gross margin improved 350 basis points to 43.3%

•	Net income grew 176.4% to $36.3 million

•	Adjusted EBITDA* grew 144.0% to $55.1 million

•	Adjusted EBITDA margin* increased 710 basis points to 26.0%

Second Quarter 2021 Segment Highlights

Comparison of the Thirteen Weeks Ended July 3, 2021 to the Thirteen Weeks Ended July 4, 2020

•	Sports & Entertainment segment net sales increased 86.5% to $151.5 million

•	Physical Sports & Entertainment net sales increased 87.7%

•	Digital Sports & Entertainment net sales increased 122.4%

•	Gift Cards net sales increased 28.1%

•	Sports & Entertainment segment Adjusted EBITDA increased 137.8% to $53.6 million generating an Adjusted EBITDA margin of 35.4% compared to 27.8%

•	Confections segment net sales increased 58.8% to $60.7 million

•	Confections segment Adjusted EBITDA increased 71.1% to $11.9 million generating an Adjusted EBITDA margin of 19.6% compared to 18.2%

*	Non-GAAP measure; complete definitions of Topps’ non-GAAP measures are provided herein under “Non-GAAP Measures Disclosures.”

Michael Brandstaedter, Chief Executive Officer of The Topps Company stated, “Our second quarter performance reflected the overall strength of our business. We delivered exceptional performance in our Sports & Entertainment segment, as well as a meaningful recovery in our Confections segment compared to last year’s COVID-related impact on this business. We believe we are well positioned to capitalize on the many growth opportunities that exist for our business.”

Michael Eisner, Chairman of The Topps Company, commented, “I am pleased with our fantastic start to 2021. Our recent results exemplify the powerful emotional connection Topps has with a wide range of consumers and great execution by our teams. We are excited to see our businesses perform well and look forward to building on our recent accomplishments to drive continued growth over the long-term.”

Outlook

For 2021, the Company now expects net sales to be in the range of $830 million to $850 million, up from previous guidance of $740 million to $760 million, representing an increase of 46% to 50% over 2020 net sales of $567 million. Adjusted EBITDA*, is now expected to be in the range of $155 million to $165 million, up from previous guidance of $130 million to $140 million, representing an increase of 68% to 79% over 2020 Pro Forma Adjusted EBITDA* of $92 million. The overall more positive outlook assumes no additional global supply chain disruptions caused by the COVID-19 pandemic. 2020 Pro Forma Adjusted EBITDA* and 2021 Adjusted EBITDA* include estimated public company costs of $9 million and $6 million, respectively. The reduction in estimated public company costs to $6 million reflects the projected timing of completing the business combination with Mudrick Capital Acquisition Corporation II (“MUDS”).

Second Quarter 2021 Financial Results

Net sales increased by $92.8 million, or 77.7%, to $212.2 million for the second quarter of 2021, from $119.5 million in the second quarter of 2020, reflecting substantially higher Sports & Entertainment and Confections sales.

	13 weeks ended	13 weeks ended
	July 3, 2021	July 4, 2020	$ Change	% Change
(in thousands)
Net sales	$212,244	$119,469	$92,775	77.7%
Sports & Entertainment	151,497	81,220	70,227	86.5%
Confections	60,747	38,249	22,498	58.8%

Consolidated gross margin improved 350 basis points, to 43.3% in the second quarter of 2021 from 39.8% in the second quarter of 2020. The improvement mainly reflects a mix shift of net sales to e-commerce in Physical Sports & Entertainment and the improved profitability of Sports & Entertainment, partially offset by higher freight costs for both Sports & Entertainment and Confections.

SG&A in the second quarter of 2021 was $39.1 million, or 18.4% of net sales, compared to $26.4 million, or 22.1% of net sales in the second quarter of 2020. The increase was primarily due to higher employee-related costs in the second fiscal quarter of 2021 compared to the second fiscal quarter of 2020, which had lower marketing and employee-related costs primarily due to cost reductions associated with the COVID-19 pandemic.

Net income for the second quarter of 2021 was $36.3 million, an increase of 176.4% compared to $13.1 million in the second quarter of 2020.

Adjusted EBITDA* in the second quarter of 2021 increased 144.0% to $55.1 million with an Adjusted EBITDA* margin of 26.0% compared to Adjusted EBITDA* of $22.6 million with an Adjusted EBITDA* margin of 18.9% in the second quarter of 2020.

*	Non-GAAP measure; complete definitions of Topps’ non-GAAP measures are provided herein under “Non-GAAP Financial Measures.”

Business Combination

On July 30, 2021, MUDS (NASDAQ: MUDS), a publicly-traded special purpose acquisition company, filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the proposed business combination between MUDS and Topps.

MUDS has scheduled a special meeting in lieu of its 2021 annual meeting of stockholders (the “Special Meeting”) to vote on the proposed transaction with Topps and related matters for August 25, 2021 at 10:00 a.m. ET. The Special Meeting will be completely virtual and conducted via live webcast. Stockholders of record as of June 30, 2021 will be entitled to vote at the Special Meeting. After careful consideration, the Board of Directors for MUDS recommends that its stockholders vote “FOR” the proposed business combination.

Upon closing of the transaction, the combined company will be named Topps Companies, Inc. and will be listed on NASDAQ under the new ticker symbol “TOPP.”

About The Topps Company

Founded in 1938, The Topps Company, Inc. is a global consumer products company that entertains and delights consumers through a diverse, engaging, multi-platform product portfolio that includes physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections. Topps Physical Sports & Entertainment products include Major League Baseball, Major League Soccer, UEFA Champions League, Bundesliga, National Hockey League, Formula 1, Star Wars, WWE, Wacky Packages®, Garbage Pail Kids®, Mars Attacks® and more. Topps Digital Sports & Entertainment has connected with people around the world who have downloaded our apps including Topps® BUNT®, TOPPS® KICK®, Star Wars™: Card Trader by Topps®, Topps® WWE SLAM™, Topps® NHL SKATE™, Marvel Collect! by Topps® and Disney Collect! by Topps®. Topps Digital Services is a leading processor, distributor and program manager of prepaid gift cards and provider of cloud-based financial services and white label e-gift solutions for widely recognized digital businesses that include Airbnb, Deliveroo, DoorDash, Hulu, Instacart, Netflix, Nike, Twitch and Uber. Topps Confections, Bazooka Candy Brands, produces, markets and distributes confections brands including Ring Pop®, Push Pop®, Baby Bottle Pop®, Juicy Drop®, Finders Keepers®, and Bazooka® bubble gum. For additional information visit topps.com, play.toppsapps.com, toppsdigitalservices.com, toppsnfts.com, Candymania.com, investors.thetoppscompany.com.

About The Tornante Company

The Tornante Company, LLC is a privately held investment firm founded and owned by former Walt Disney Company CEO Michael Eisner. Tornante invests in, acquires, and operates media and entertainment companies. The company owns Topps and Portsmouth Football Club, of the English Football League, and has created critically acclaimed series such as Undone for Amazon Studios, BoJack Horseman and Tuca and Bertie for Netflix, and NOS4A2, an AMC Original Series.

About Mudrick Capital Acquisition Corporation II

MUDS is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company is led by Chief Executive Officer and Chairman of the Board of Directors, Jason Mudrick, Chief Financial Officer, Glenn Springer, Vice President, Victor Danh and Vice President, David Kirsch. Its sponsor is an affiliate of Mudrick Capital Management, L.P., which currently manages approximately $3.5 billion with a specialty in event-driven and special situation investing in public and private companies in North America. Additional information regarding MUDS may be found at: www.MudrickCapitalAcquisitionCorp.com.

Cautionary Language Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of MUDS, Topps or the combined company after completion of the proposed business combination, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the proposed business combination not being completed at all or on the expected timeline, including as a result of the termination of the definitive documentation with respect to the proposed business combination or the failure to obtain approval of MUDS’ stockholders or other conditions to closing in the definitive documentation with respect to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against MUDS or Topps or any of their respective directors or officers, following the announcement of the proposed business combination; (3) the ability to meet applicable NASDAQ listing standards; (4) the risk that the proposed business combination disrupts current plans and operations of Topps’ business as a result of the announcement and consummation of the proposed business combination; (5) the inability to complete the private placement; (6) changes in domestic and foreign business, market, financial, political and legal conditions; (7) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the impact of the global COVID-19 pandemic on any of the foregoing risks; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MUDS. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS and Topps undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this press release speak as of the date of its filing. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA margin, that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Please see the reconciliation of non-GAAP financial measures to the most closely comparable GAAP measures at the end of this press release. The non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Topps does not provide a non-GAAP reconciliation for its forward-looking Adjusted EBITDA, as such reconciliation would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. Topps believes that this non-GAAP measure provides meaningful information to assist investors and stockholders in understanding Topps’ financial results and assessing its prospects for future performance, and reflects an additional way of viewing aspects of Topps’ operations that, when viewed with its GAAP financial measures, provides a more complete understanding of Topps’ business. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Topps believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Topps’ financial condition and results of operations. Topps believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. Topps’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and Topps does not recommend the sole use of these non-GAAP measures to assess its financial performance. Topps encourages investors to review its financial statements included in the proxy statement filed by MUDS in their entirety and not to rely on any single financial measure. The following definitions are provided:

Adjusted EBITDA is defined as earnings before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of certain items that are non-cash, unrelated to Topps’ core revenue-generating operations or that affect the comparability of Topps’ results from period to period. These further adjustments for the periods presented in this press release include sponsor fees, transaction and refinancing costs, losses on sales of subsidiaries, foreign currency transaction costs and other non-cash, non-recurring or non-core costs. Topps uses Adjusted EBITDA to evaluate the underlying performance of its revenue-generating operations and facilitate comparisons of Topps’ recurring operating performance between periods and to the reported operating performance of other companies. Topps believes Adjusted EBITDA is also useful in evaluating its operating performance, as it is similar to measures reported by Topps’ competitors and is regularly used by security analysts and investors in analyzing companies’ operating performance and prospects. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net sales. A reconciliation between the GAAP and non-GAAP measures is provided at the end of this press release.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination involving MUDS and Topps, MUDS filed a definitive proxy statement with the SEC on July 30, 2021 relating to the proposed business combination, which has since been supplemented. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination. MUDS’ stockholders and other interested persons are advised to read the definitive proxy statement and any other documents filed, in connection with MUDS’ solicitation of proxies for its special meeting of stockholders to be held to approve the proposed business combination and other matters, as these materials will contain important information about MUDS, Topps and the proposed business combination. The definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of MUDS as of June 30, 2021, the record date established for voting on the proposed business combination. Stockholders of MUDS will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by MUDS may be obtained free of charge from MUDS by directing a request to: Mudrick Capital Acquisition Corporation II, 527 Madison Avenue, Sixth Floor, New York, New York 10022.

Participants in the Solicitation

MUDS, Topps and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from MUDS’ stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of MUDS’ stockholders in connection with the proposed business combination is set forth in MUDS’ proxy statement filed with the SEC. You can find more information about

MUDS’ directors and executive officers in MUDS’ Amendment No. 2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on May 10, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in MUDS’ definitive proxy statement. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

Investor Contact

Tom Filandro and Brendon Frey, ICR, Inc.

ToppsIR@icrinc.com

Media Contact

Keil Decker, ICR, Inc.

ToppsPR@icrinc.com

# # #

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	July 3, 2021 (unaudited)	January 2, 2021 (audited)
ASSETS

Current assets:
Cash and cash equivalents	$189,603	$153,084
Accounts receivable, net	119,516	177,061
Inventories, net	78,588	60,796
Prepaid expenses and other current assets	34,458	40,027

Total current assets, net	422,165	430,968

Property, plant and equipment, net	6,941	7,039
Intangible assets, net	52,633	53,655
Goodwill	75,204	75,204
Other assets	1,157	1,076

Total assets	$558,100	$567,942

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$123,658	$211,838
Accrued expenses and other current liabilities	116,166	94,814
Current portion of long-term debt	2,000	2,000

Total current liabilities	241,824	308,652

Long-term debt	192,704	192,585
Deferred income tax liabilities, net	5,067	5,804
Other liabilities	8,916	12,323

Total liabilities	448,511	519,364

Commitments and Contingencies (Note 10)

Stockholders’ equity:
Common stock, $0.01 par value; 1,000 shares authorized; 100 shares issued and outstanding as of July 3, 2021 and January 2, 2021	$—	$—
Additional paid-in capital	194,810	194,766
Accumulated deficit	(68,740)	(128,371)
Accumulated other comprehensive loss	(16,481)	(17,817)

Total stockholders’ equity	109,589	48,578

Total liabilities and stockholders’ equity	$558,100	$567,942

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands)

(unaudited)

	Twenty- Six Weeks Ended July 3, 2021	Twenty- Seven Weeks Ended July 4, 2020
Net sales	$378,861	$226,751
Cost of sales	221,423	139,083

Gross profit	157,438	87,668
Selling, general and administrative expenses	69,826	58,912

Income from operations	87,612	28,756
Interest expense, net of interest income	8,012	5,652
Other non-operating loss, net	1,132	1,039

Income before income taxes	78,468	22,065
Provision for income taxes	18,837	8,527

Net income	$59,631	$13,538

Per share data:
Net income per share – basic and diluted	$596	$135

Net income	$59,631	$13,538
Other comprehensive (loss)/ income:
Unrecognized pension and postretirement benefit (costs), net of income taxes	2,303	(32)
Foreign currency translation adjustment	(967)	2,140

Total other comprehensive income	1,336	2,108

Comprehensive income	$60,967	$15,646

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands)

(unaudited)

	Thirteen Weeks Ended July 3, 2021	Thirteen Weeks Ended July 4, 2020
Net sales	$212,244	$119,469
Cost of sales	120,428	71,919

Gross profit	91,816	47,550
Selling, general and administrative expenses	39,087	26,395

Income from operations	52,729	21,155
Interest expense, net of interest income	4,068	2,722
Other non-operating loss/(income), net	431	(1,201)

Income before income taxes	48,230	19,634
Provision for income taxes	11,971	6,517

Net income	$36,259	$13,117

Per share data:
Net income per share – basic and diluted	$363	$131

Net income	$36,259	$13,117
Other comprehensive income/(loss):
Unrecognized pension and postretirement benefit (costs), net of income taxes	2,346	(16)
Foreign currency translation adjustment	(47)	(706)

Total other comprehensive income/(loss)	2,299	(722)

Comprehensive income	$38,558	$12,395

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Twenty-Six Weeks Ended July 3, 2021	Twenty-Seven Weeks Ended July 4, 2020
Cash flows — operating activities:
Net income	$59,631	$13,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	1,963	2,164
Amortization of deferred financing fees	924	390
Amortization of discount on debt	434	152
Unrealized loss on derivative instruments, net	919	394
Share-based compensation	44	90
Deferred income taxes	(1,440)	(10)
Net effect of changes in operating assets and liabilities:
Accounts receivable	57,655	39,367
Inventories	(17,891)	(14,029)
Prepaid expenses and other current assets	4,853	(3,650)
Accounts payable, accrued expenses and other current liabilities	(67,046)	(272)
Other assets and liabilities	(3,454)	(701)
Other	2,989	(10)

Cash provided by operating activities	39,581	37,423

Cash flows — investing activities:
Acquisitions of property, plant and equipment	(831)	(354)
Other	—	138

Cash used in investing activities	(831)	(216)

Cash flows — financing activities:
Repayment of long-term debt	(1,000)	(1,074)
Repayment of revolver borrowings	—	(30,000)
Proceeds from revolver borrowings	—	25,000
Deferred financing fees	(239)	—

Cash used in financing activities	(1,239)	(6,074)

Effect of exchange rate changes on cash and cash equivalents	(992)	2,339

Increase in cash and cash equivalents	36,519	33,472
Cash and cash equivalents – beginning of period	153,084	43,006

Cash and cash equivalents – end of period	$189,603	$76,478

Supplemental disclosures of cash flow information:
Interest paid	$6,502	$7,200
Income taxes paid, net of refunds received	261	1,058

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO NET INCOME

(Amounts in thousands)

(unaudited)

	Twenty-Six Weeks Ended July 3, 2021	Twenty-Seven Weeks Ended July 4, 2020
	(in thousands)	(in thousands)
Adjusted EBITDA by Segment
Confections	$22,662	$18,322
Sports & Entertainment	85,596	29,302
Unallocated corporate expenses	(17,231)	(12,118)

Consolidated Adjusted EBITDA	$91,027	$35,506

Net sales	378,861	226,751
Adjusted EBITDA margin	24.0%	15.7%

Consolidated Adjusted EBITDA	$91,027	$35,506
Reconciling items:
Interest expense, net	$8,012	$5,652
Income tax expense, net	18,837	8,527
Depreciation and amortization	1,963	2,164
Transaction costs	85	32
Sponsor management fees and expenses	945	1,384
Non-cash and non-core losses, net	268	2,062
Miscellaneous non-core costs	154	1,109
Other non-operating loss, net	1,132	1,038

Net income	$59,631	$13,538

The reconciliation presented above reconciles the non-GAAP financial measure Adjusted EBITDA to the GAAP financial measure net income for the twenty-six weeks ended July 3, 2021 and the twenty-seven weeks ended July 4, 2020. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO NET INCOME

(Amounts in thousands)

(unaudited)

	Thirteen Weeks Ended July 3, 2021	Thirteen Weeks Ended July 4, 2020
	(in thousands)	(in thousands)
Adjusted EBITDA by Segment
Confections	$11,924	$6,971
Sports & Entertainment	53,615	22,544
Unallocated corporate expenses	(10,402)	(6,920)

Consolidated Adjusted EBITDA	$55,137	$22,595

Net sales	212,244	119,469
Adjusted EBITDA margin	26.0%	18.9%

Consolidated Adjusted EBITDA	$55,137	$22,595
Reconciling items:
Interest expense, net	$4,068	$2,722
Income tax expense, net	11,971	6,517
Depreciation and amortization	994	1,080
Transaction costs	49	28
Sponsor management fees and expenses	486	608
Non-cash and non-core losses/(gains), net	758	(1,069)
Miscellaneous non-core costs	121	793
Other non-operating losses/(gains), net	431	(1,201)

Net income	$36,259	$13,117

The reconciliation presented above reconciles the non-GAAP financial measure Adjusted EBITDA to the GAAP financial measure net income for the thirteen weeks ended July 3, 2021 and the thirteen weeks ended July 4, 2020. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.